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                                  EXHIBIT 99.1

[H G P HORIZON GROUP PROPERTIES, INC. LOGO]

FOR IMMEDIATE RELEASE                            CONTACT:DAVID TINKHAM
                                                         Chief Financial Officer
                                                         (312) 917-4288

                    HORIZON GROUP PROPERTIES REFINANCES DEBT
                     SECURES TOTAL PROCEEDS OF $32.5 MILLION

     (CHICAGO, ILLINOIS-JULY 15, 2002)--Horizon Group Properties, Inc. (HGP) (NASDAQ: HGPI) an owner, operator and developer of factory outlets and power centers, announced that it has refinanced the debt secured by its outlet shopping centers in Laughlin, NV., Medford, MN., Warrenton, MO. and Monroe MI. currently held by CDC Mortgage Capital, Inc. ("CDC"). The refinancing proceeds were provided by new loans from UBS Warburg Real Estate Investment, Inc. ("UBS") and Beal Bank, S.S.B ("Beal").

     UBS provided two loans totaling $25.5 million which are secured by HGP's outlet centers located in, Laughlin, NV., Medford, MN. and Warrenton, MO. The first loan is for $22 million, bears interest at 8.15%, has a term of seven (7) years and requires monthly amortization based on a 25-year schedule. The second loan is a mezzanine loan for

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HORIZON GROUP PROPERTIES REFINANCES DEBT
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$3.5 million which bears interest at 17%, has a term of three (3) years and requires monthly amortization based on a three-year schedule. Both UBS loans are non-recourse to HGP, however the mezzanine loan can be prepaid with out penalty after two (2) years.

     Beal provided two loans totaling $7 million. The first is for $3 million, has a floating interest rate of prime plus 4.5% (with a minimum rate of 12%), has a term of three (3) years and does not require principal amortization. It is secured by approximately 80 acres of undeveloped land adjacent to or near Lakeshore Marketplace, a power center owned by HGP in Norton Shores, Michigan. The second Beal loan is for $4 million, has a floating interest rate of prime plus 2.5% (with a minimum rate of 9.9%), has a term of three (3) years and does not require principal amortization. The two Beal loans are cross-collateralized and are recourse to HGP. They may be prepaid without penalty after two (2) years.

     The UBS and Beal loans resulted in net proceeds to HGP after repayment of the CDC loan of approximately $650,000, $450,000 of which was utilized to acquire land previously subject to a land contract

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in Fruitport  Township,  Michigan  which is a portion of the  collateral for the
Beal loan.

     "We are very pleased that we have been able to retire our short term financing with longer term loans on three out of four of our properties," said Gary J. Skoien, Chairman, President and Chief Executive Officer of HGP. "This is the first time in the Company's history that it has had a debt structure with loans that are of sufficient duration to allow us to consider strategic alternatives for the properties without the constant pressure of impending loan maturities," added Skoien.

     Based in Chicago, Illinois, Horizon Group Properties, Inc. has 11 factory outlet centers and one power center in nine states totaling more than 2.5 million square feet.

     SAFE HARBOR STATEMENT: THE STATEMENTS CONTAINED HEREIN, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS BASED UPON ECONOMIC FORECASTS, BUDGETS, AND OTHER FACTORS WHICH, BY THEIR NATURE, INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF HORIZON GROUP PROPERTIES, INC. TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS IMPLIED BY SUCH STATEMENTS. IN PARTICULAR, AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING:
BUSINESS CONDITIONS AND THE GENERAL ECONOMY, COMPETITIVE FACTORS, INTEREST RATES AND OTHER RISKS INHERENT IN THE REAL ESTATE BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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